UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) September 20, 2002


                        Commission File Number 001-10304

                               CONDOR GOLD CORP.
                               -----------------
                      (Formerly Ripped Canada Artists Inc.)


                                    ONTARIO



              390 BAY STREET, SUITE 1620
              TORONTO, ONTARIO, CANADA                    M5H 2Y2


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  416.368.6161

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

Alexander Stewart acquired beneficial ownership of 15,460,000 common shares in the capital of Condor Gold Corp. (formerly Ripped Canada Artists Inc.)(hereinafter referred to as the "Corporation"), as to 1,200,000 common shares owned directly, and as to a further 14,260,000 common shares he is deemed to beneficially own which are held by certain corporations, the total of which represents 24.45% of the issued and outstanding consolidated common shares of the Corporation. Such common shares of the Corporation were issued to Alexander Stewart pursuant to a securities exchange agreement among the Corporation and Northville Gold Corp., a private company incorporated under the laws of the Province of Ontario, Canada ("Northville"), amongst others, dated September 20, 2002 (the "Securities Exchange Agreement") whereby the consideration used by Alexander Stewart was the exchange of one Northville common share for each one common share of the Corporation acquired.

Betty North acquired beneficial ownership of 9,835,000 common shares in the capital of the Corporation, as to 2,595,000 common shares owned directly, and as to a further 7,240,000 common she is deemed to beneficially own which are held by a corporation, the total of which represents 15.51% of the issued and outstanding consolidated common shares of the Corporation. Such common shares of the Corporation were issued to Betty North pursuant to the Securities Exchange Agreement whereby the consideration used by Betty North was the exchange of one Northville common share for each one common share of the Corporation acquired.

The  Corporation   issued  a  total  of  60,000,000   common  shares  to  former
shareholders of Northville in conjunction with the Securities Exchange Agreement, resulting in former shareholders of Northville holding approximately 94.88% of the 63,237,189 issued and outstanding common shares of the Corporation and the former shareholders of the Corporation holding the remainder of the total issued and outstanding common shares of the Corporation.

Prior to the completion of the transactions contemplated by the Securities Exchange Agreement, Andrew Currah was the only controlling shareholder of the Corporation and held approximately 23.31% of the issued and outstanding common shares of the Corporation at that time.

There are no arrangements known to the Corporation that may result in a change in control of the Corporation.

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

Pursuant the Securities Exchange Agreement the Corporation acquired 100% of the issued and outstanding securities of Northville from the shareholders of Northville in exchange for equivalent securities of the Corporation.

The Corporation issued 60,000,000 common shares of the Corporation ("Common Shares"), warrants to acquire a further 530,000 Common Shares, and an option to acquire (i) 12,000,000 Common Shares and (ii) warrants to acquire 8,000,000 Common Shares, to the holders of securities of Northville Gold Corp. ("Northville") in exchange for the acquisition of all of the equivalent issued and outstanding securities of Northville.

Prior to the completion of the Securities Exchange Agreement, the previous board of directors of the Corporation determined that all of the equivalent issued and outstanding securities of Northville had a fair value that was not less than the amount of money the Corporation would have received if the shares had been issued for money.

All of the equivalent issued and outstanding securities of Northville were acquired from the shareholders of Northville. There was no material relationship between the shareholders of Northville and the Corporation or any of its affiliates, any director or officer of the Corporation or any associate of any director or officer of the Corporation.

The source of the consideration used to acquire all of the equivalent issued and outstanding securities of Northville was the issuance of securities from the treasury of the Corporation.

For more information on the business and assets of Northville, please see the press release of the Corporation dated September 23, 2002 attached hereto as
Exhibit 99.1.

ITEM 5 - OTHER EVENTS

Please see the press release dated September 23, 2002 attached hereto as Exhibit 99.1


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

The financial statements required by this item in relation to the acquisition described in Item 2 of this Form will be filed on or before December 3, 2002.


Attached hereto as Exhibit 99.1 is press release of the Corporation dated September 23, 2002.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.





Dated:  October 4, 2002          Signed: /s/ Alexander Stewart
      -------------------                -------------------------------------

                                   Title: Chief Executive Officer
                                         -------------------------------------

                                                                    EXHIBIT 99.1


                                CONDOR GOLD CORP.
                      (formerly Ripped Canada Artists Inc.)
                           390 Bay Street, Suite 1620
                            Toronto, Ontario, Canada
                                     M5H 2Y2

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE - September 23, 2002 Via Market News (Canada wide service)

Toronto: Condor Gold Corp. (formerly Ripped Canada Artists Inc.) (CUB:FGRL, U.S. Pink Sheets: RIPCF) (the "Corporation") and Northville Gold Corp.
("Northville"), an Ontario incorporated mining exploration and development company, jointly announce that their previously announced (July 23, 2002 and July 29, 2002) reverse take-over transaction, (the "RTO Transaction") pursuant to which the Corporation acquired all of the issued and outstanding securities of Northville in exchange for equivalent post-consolidated securities of the Corporation was completed on September 20, 2002. The Corporation shall continue under its new name "Condor Gold Corp.".


Summary of RTO Transaction
--------------------------

The 6,474,378 common shares of the Corporation issued and outstanding on the closing of the RTO Transaction were consolidated (the "Consolidated Shares") into approximately 3,237,189 Consolidated Shares on the basis of 1 Consolidated Share for every 2 pre-Consolidated Shares (the "Share Consolidation").

The Corporation issued a total of 60,000,000 Consolidated Shares to former shareholders of Northville in conjunction with the RTO Transaction, resulting in former shareholders of Northville holding approximately 94.88% and the shareholders of the Corporation holding the remainder of the total issued and outstanding Consolidated Shares of the Corporation.

As part of the RTO Transaction, Alexander Stewart, Chairman and a director of Northville now beneficially owns or has the power to exercise control or direction 15,460,000 Consolidated Shares which represents holdings of approximately 24.45% of the issued and outstanding Consolidated Shares of the Corporation. Betty North, a director of Northville now beneficially owns or has the power to exercise control or direction over 9,940,000 Consolidated Shares which represents holdings of approximately 15.72% of the issued and outstanding Consolidated Shares of the Corporation. Mr. Stewart and Ms. North may each from time to time, depending on market conditions and other factors, acquire additional shares or other securities of the Corporation, dispose of all or some of those securities or may continue to hold those securities.


Shareholder Approvals
---------------------

In contemplation of the RTO Transaction, the shareholders of the Corporation at its Annual and Special Meeting held on August 26, 2002 have approved the amendment of the articles of incorporation of the Corporation to effect the

Share Consolidation, and the change of the Corporation's name to "Condor Gold Corp.". The shareholder of the Corporation also approved in relation to the RTO Transaction, the election of a new board of 6 directors conditional on the completion of the RTO Transaction, as well as an amended and restated stock option plan and a reduction in the consolidated stated capital of the Corporation.

The security holders of Northville approved the RTO Transaction by way of the exchange of all Northville securities beneficially owned by them for consolidated securities of the Corporation contemporaneously with the completion of the RTO Transaction.


Purchase of Munro Township Property by Northville
-------------------------------------------------

As a condition to and contemporaneously with the completion of the RTO Transaction, Northville purchased 280 acres of patented mining claims located in the Munro Township of Ontario (the "Munro Property") from Currah and Sons Ltd. ("CSL"). The purchase price for the Munro Property was $1,500,000 payable by the issuance of 5,000,000 shares of Northville at a deemed price of $0.25 per share to CSL by Northville immediately prior to the RTO Transaction, and the issuance by Northville of two non-interest bearing secured promissory notes in the aggregate amount of $250,000.00.


Proposed Gold Loan Transaction
------------------------------

Northville has issued an option to acquire 12,000,000 common shares and 8,000,000 common share purchase warrants (the "Gold Option") to be held in trust in relation to a proposed financing transaction whereby certain lenders will provide Northville with a gold loan of up to $4,000,000, which will be secured by a first charge on certain personal property of Northville, conditional on among other things the transfer of the Gold Option to the lender(s).


Proposed Private Placement
--------------------------

Within 30 days of the completion of the RTO Transaction, 1535698 Ontario Inc. ("Newco"), a company incorporated by Nicholas Weir and at arm's length to Northville and the Corporation, may arrange for a private placement (the "Private Placement") of up to U.S. $1,750,000 in units of Newco, each unit composed of one common share and one common share purchase warrant at a price of U.S. $0.35 per unit. The warrant and any resulting common share will be exercisable at U.S. $0.65 per share. There will be a forced exercise of the warrant at the insistence of the Corporation at any market price at or in excess of U.S. $1 per share. Upon completion of the Private Placement, the Corporation has agreed that the common shares and warrants of Newco will ultimately be exchanged one for one for common shares and warrants of the Corporation.


New Board of Directors
----------------------

The Corporation would also like to announce the resignation of the following directors of the Corporation effective September 20, 2002: Andrew Currah, Ben Fuschino and Rob Burton. The new board now consists of Alexander Stewart, Frank Puskas, Gerald Colborne, Douglas Budden, Stephen Stewart, and Wallace
Stonehouse. For more information on the new directors, see the Management Information Circular for the Corporation's Annual and Special Meeting of Shareholders held on August 26, 2002 (the "Information Circular").

                                       2
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Business
--------

Northville owns or controls interests in gold properties in the townships of Chester, Benneweis, and Yeo with a total strike length of eighteen miles (collectively, the "Northville Properties"). The Northville Properties are located adjacent to a paved main highway just south of the town of Gogama, Ontario, or about 200 kilometers north of Sudbury. For more information on the Northville Properties, see the Corporation's press release dated July 29, 2002, the Information Circular and the Qualifying Report on the Chester Township Property for Northville Gold Corp. dated June 8, 2002, all of which can be found at www.sedar.com.


The  Corporation  currently  has  63,237,189   Consolidated  Shares  issued  and
outstanding, inclusive of the Consolidated Shares referred to above as having being issued pursuant to the RTO.

For further information, contact:

Alexander Stewart:       Chairman and Chief Executive Officer, Condor Gold Corp.
Telephone:               (416) 368-6161
Facsimile:               (416) 368-7805







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